Exhibit 10.23

PATENT LICENSE AGREEMENT

This Patent License Agreement (“Agreement”) is entered into and effective as of this 1st day of September, 2005 (the “Effective Date”) by and between NeoMagic Corporation, having its principal place of business at 3250 Jay Street, Santa Clara, California 95054, U.S.A. (“NeoMagic”), NeoMagic Israel, Ltd., an Israeli corporation and wholly owned subsidiary of NeoMagic, having a mailing address at P.O.B. 8506, Area Code: 42504, 7 Giborei Israel St., Adar Building, 1st Floor, Netanya, Israel (“NeoMagic Israel”), and Sony Corporation, 6-7-35 Kitashinagawa, Shinagawa-ku, Tokyo 141-0001, Japan (“Sony”), (NeoMagic, NeoMagic Israel and Sony collectively referred to as the “Parties,” and each, individually, as a “Party”).

WITNESSETH

WHEREAS, NeoMagic and NeoMagic Israel are the owners of certain patents and/or patent applications of the United States and other countries, and have the right to license such patents and/or patent applications;

WHEREAS, through the execution of this Agreement, the Parties intend to grant to and desire to accept from the other Party the rights set forth in this Agreement, including the licenses, covenants not to assert, releases and discharges and other rights set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, NeoMagic, NeoMagic Israel and Sony agree as follows:

1.	DEFINITIONS.

1.1 “Affiliate(s)” shall mean any corporation, company or other entity of which a Party owns or controls, directly or indirectly, more than fifty percent (50%) of the voting stock or other equivalent interests, as of the Effective Date and/or thereafter so long as such ownership or control of such entity exists. [***]. Any rights extended to Affiliates shall apply only to the activities of such entities occurring during the time period when such business entities meet all the requirements of an Affiliate except that, the release extended to Affiliates pursuant to Section 2.2 shall continue to thereafter remain effective with respect to the activities of such entity that occurred prior to the Effective Date while it was an Affiliate, and such entity will continue to be bound by the confidentiality provision herein.

1.2 “Licensed Patents” shall mean (a) all patents issued to and owned, or controlled by, NeoMagic or its Affiliates as of the Effective Date, or which NeoMagic or its Affiliates have the right to license as of the Effective Date without any requirement to pay consideration to another for the grant or exercise of license under this Agreement, (b) all pending patent applications owned or controlled by NeoMagic or its Affiliates, to the extent the claims therein have a first effective filing date within the period of five (5) years commencing from the Effective Date, and any patents issuing therefrom to the extent the claims therein are entitled to such effective filing date, all such pending patent applications and any patents issuing therefrom which NeoMagic or its Affiliates may grant license under this Agreement without any requirement to pay consideration to another, and (c) all reexaminations, reissues, continuations, continuations-in-part, divisions, renewals, extensions, foreign counterparts, and/or any other patents and patent applications claiming priority of or to any of the patents and patent applications identified in (a) and (b) above, without regard to the filing date thereof, but only to the extent the claims

CONFIDENTIAL

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therein are entitled to an effective filing date no later than five (5) years after the Effective Date and provided there is no requirement to pay consideration to another for the grant or exercise of a license under this Agreement. The foregoing, and the other provisions of this Agreement, shall not be construed as prohibiting NeoMagic or its Affiliates from acquiring a patent or patent application from a third party or obtaining license of third party patents or patent applications with no rights to grant a license thereof to Sony or its Affiliates under this Agreement. For the avoidance of doubt, the Licensed Patents shall include, but shall not be limited to, the patents and patent applications listed in Exhibit A attached hereto. (Exhibit A does not list any United States patent applications of NeoMagic or its Affiliates.)

1.3 “Licensed Products” shall mean any product that the design, development, manufacture, provision, use, import, offering for sale, sale, disposition, distribution, lease or rental of which would, in the absence of this Agreement, infringe one or more claims of the Licensed Patents.

1.4 “Licensed Services” shall mean any service that by the provision, operation, engagement, use or enabling of which, in the absence of this Agreement, Sony or its Affiliates would infringe one or more claims of the Licensed Patents.

1.5 “Foundry Activities” shall mean activities, including services, that Sony, NeoMagic, or their Affiliates may undertake on behalf of a third party to make, have made, lease, sell, offer for sale, provide, distribute, import, and/or otherwise transfer products, based on designs or specifications of or on behalf of such third party in a substantially completed form with sufficient engineering detail to enable the Party or its Affiliates to manufacture the product. The Party’s or its Affiliate’s use in its products of (i) off the shelf products from a third party, (ii) standard implementations of industry specifications, and/or (iii) standard cells, libraries and their functional software equivalents; in each case would be deemed as part of the designs or specifications of or on behalf of such third party.

1.6 “NeoMagic Products” shall mean [***].

1.7 “Sony Patents” shall mean [***].

2.	LICENSE GRANT, RESERVATION AND RELEASES.

2.1 License Grant. Subject to the terms and conditions set forth in this Agreement and, in particular, subject to Sony making the payments to NeoMagic that are specified in Section 3.1, NeoMagic and NeoMagic Israel grant to Sony and its Affiliates a nontransferable, nonexclusive and fully paid-up right and license, without the right to grant or authorize sublicenses, under the Licensed Patents (i) for Sony and its Affiliates to make, have made, use, lease, sell, offer for sale, provide, distribute, import, and/or otherwise transfer to all tiers, Licensed Products and (ii) to provide, operate, or engage in the Licensed Services, but only for the benefit of Sony or its Affiliates within the scope of the rights granted to Sony and its Affiliates in Section 2.1(i), in any and all countries, territories and possessions where the Licensed Patents are effective. The license granted hereunder shall not cover a) any Foundry Activities Sony or its Affiliates may undertake, b) Sony or its Affiliates’ reselling off-the-shelf products purchased from a third party without adding any substantial value; or c) any sales or other transfer of product under the name, trademark or logo of a third party if the design of the product was created primarily by such third party. Sony shall be responsible under this Agreement for the actions of its Affiliates, as if performed by Sony, and hereby warrants that its Affiliates are and shall be bound by the terms of this Agreement.

[***]	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission

2.2 Release

2.2.1 NeoMagic and NeoMagic Israel, each on behalf of itself and its successors and Affiliates, irrevocably releases and discharges Sony and its Affiliates, their direct and indirect customers, intermediates, and other transferees, from any and all claims, counterclaims, demands, liabilities, suits, debts, and causes of action for direct or indirect infringement or alleged direct or indirect infringement occurring prior to the Effective Date of this Agreement of any Licensed Patents as a result of Sony or its Affiliates’ making, using, selling, or importing a product that, after the Effective Date, is licensed under Section 2.1.

2.2.2 [***]

2.3 [***]

2.4 No Other Rights or Obligations.

2.4.1 No rights or licenses are granted by any Party or its Affiliates under any patents or other intellectual property, or for any products, other than as expressly set forth in this Agreement. For clarity, nothing in this Agreement shall be construed to grant to Sony or its Affiliates the right to authorize any party, other than Sony and its Affiliates, to engage in any of the activities described in Section 2.1, except the right for purchasers of Licensed Products to use and resell the Licensed Products that are actually sold by Sony and its Affiliates and the right of Sony and its Affiliates to purchase Licensed Products directly from a third party, in all cases excluding Foundry Activities and other activities not within the scope of Sony’s rights under Section 2.1.

2.4.2 Nothwithstanding anything to the contrary, including Section 8.7 of this Agreement, except as expressly set forth in this Section 2.4.2, Sony or its Affiliates shall have no rights or licenses under this Agreement under (x) any patents or patent applications filed after the date of any acquisition by merger, acquisition of assets or otherwise, of all or substantially all of NeoMagic’s business or assets (an acquisition of any entity by merger, acquisition of assets or otherwise, of all or substantially all of the entity’s business or assets, referred to herein as an “Acquisition”), (y) any patents or patent applications of or licensed to an Affiliate of NeoMagic (or of or licensed to any successor or assign of the Affiliate or any surviving entity in the Acquisition of the Affiliate) filed after the date of any Acquisition of such Affiliate and (z) any patents or patent applications of or licensed to the party acquiring or merging with NeoMagic in the foregoing Acquisition as contemplated in (x) (or of or licensed to any surviving entity of such Acquisition, or any successor or assign in or after such Acquisition), whether filed on or before or after the Effective Date or the date of Acquisition, or any patents or patent applications of or licensed to the entity acquiring or merging with the Affiliate in the foregoing Acquisition as contemplated in (y) above (or of or licensed to any surviving entity in such Acquisition, or any successor or assign in or after such Acquisition). For clarity, Sony or its Affiliates shall have the rights and licenses under Licensed Patents filed after the date of an Acquisition only to the extent that, prior to the date of Acquisition, (i) the patent or patent application claims an invention that was invented by a NeoMagic or its Affiliates’ employee, (ii) the patent or patent application was otherwise subject to an obligation to be assigned to NeoMagic or its Affiliates, or (iii) the patent or patent application was controlled by NeoMagic or its Affiliates. The Licensed Patents also shall not include any patents or patent applications that are first owned by or licensed to NeoMagic, NeoMagic Israel, or their Affiliates after the fifth (5th) anniversary of the Effective Date. The foregoing shall not be construed to terminate or limit the rights of Sony and its Affiliates under the Licensed Patents to the extent existing at any time within the period commencing from the Effective Date and until immediately

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before such Acquisition. For purposes of the foregoing, acquisition of more than fifty percent (50%) of NeoMagic’s stock shall be considered as an Acquisition.

2.5 Marking. Sony shall mark, and shall require that all Affiliates exercising rights under the license granted by NeoMagic, mark products sold pursuant to a license under this Agreement to the extent that such products are marked with respect to the patents of any of Sony, its Affiliates, or any of their other licensors.

3.	PAYMENT AND PAYMENT TERMS.

3.1 Payment. In consideration of the license, release and covenant not to sue provided in this Agreement by NeoMagic, Sony shall pay to NeoMagic a one-time, non-refundable payment in the amount of eight million four hundred thousand US dollars ($8,400,000) (the “NeoMagic US Payment”), and in consideration of the license, release, and covenant not to sue provided in this Agreement by NeoMagic Israel, Sony shall pay NeoMagic Israel a one-time, non-refundable payment in the amount of one hundred thousand US dollars ($100,000) (the “NeoMagic Israel Payment”). NeoMagic and Sony agree on an apportionment of the NeoMagic US Payment as follows: [***] for the past and [***] for the future. NeoMagic Israel and Sony agree on an apportionment of the NeoMagic Israel Payment of [***] for the past and [***] for the future. The NeoMagic US Payment and NeoMagic Israel Payments will be made by wire transfer to the following account within fifteen (15) days from the receipt by Sony of a) a copy of this Agreement which has been executed by NeoMagic and NeoMagic Israel and b) any documents, including a US Resident Certificate issued by the United States Internal Revenue Service to NeoMagic, that are required under the amended US/Japan Tax Treaty (“Convention between the Government of Japan and the Government of the United States of America for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income”). The amounts paid to NeoMagic and NeoMagic Israel shall not be reduced by any withholding taxes or other amounts, except for withholding taxes due in Japan i) in the event that NeoMagic fails to provide such certificate to Sony prior to the date on which the withholding taxes must be paid or, ii) for the NeoMagic Israel Payment pursuant to the Israel/Japan Tax Treaty (“Convention between Japan and the State of Israel for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income”).

Bank: [***]

Account Name: NeoMagic Corporation

Account Number: [***]

ABA Transit Number: [***]

4.	TERM AND TERMINATION

4.1 The rights granted under the licenses, covenants not to assert, releases and discharges in Sections 2.1 through 2.3 in this Agreement shall commence only on the date that the payment due under Section 3.1 is received in full, by wire transfer, by NeoMagic.

4.2 The rights granted under the licenses in Section 2.1 in this Agreement shall remain in force and effect during the pendency and until the expiration of the last-to-expire of the Licensed Patents.

[***]	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission

All other rights and obligations under this Agreement shall survive such expiration.

4.3 All rights granted under the licenses, covenants not to assert, releases, discharges and other rights granted under or pursuant to this Agreement by NeoMagic and its Affiliates to Sony and its Affiliates are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11, U.S. Code (the “Bankruptcy Code”), licenses and rights to “intellectual property” as defined under Section 101 of the Bankruptcy Code. The Parties agree that Sony and its Affiliates shall retain and may fully exercise and enjoy all rights and elections available to them under the Bankruptcy Code and other applicable laws and regulations.

4.4 Notwithstanding Section 4.2, NeoMagic shall have the right to terminate this Agreement upon any failure by Sony to pay NeoMagic or NeoMagic Israel the amounts set forth in Section 3.1 within fifteen (15) days after NeoMagic delivers to Sony a copy of this Agreement signed by NeoMagic and NeoMagic Israel and any documents, including a US Resident Certificate, that are required under the amended US/Japan Tax Treaty and requested under Section 3.1 of this Agreement. Notwithstanding anything to the contrary, no rights, licenses or releases shall survive any such termination.

5.	CONFIDENTIALITY.

5.1 None of the Parties shall disclose to any non-affiliated third party the confidential terms and conditions of this Agreement, except: (a) to the extent required by or prudent under the Securities and Exchange Commission, stock exchange or stock association rules or under any laws or regulations or with respect to any other government or regulatory filings, provided that, the disclosing Party shall use its best efforts to notify the other Party prior to the disclosure and provide the other Party with the exact wording of the proposed disclosure, and NeoMagic and Sony each agree to consider in good faith any comments of the other concerning the disclosure within ten (10) business days thereafter; (b) to the Party’s attorneys, financial institutions, accountants or other professional advisors in the course of seeking professional advice, provided such parties are bound by an obligation of confidentiality; (c) as required by any court or other governmental body; (d) in connection with a merger, acquisition of stock or assets, proposed merger or acquisition, to the parties interested on a need to know basis, provided such parties are bound by an obligation of confidentiality and (e) otherwise as agreed in writing in advance by the other Party. Notwithstanding the foregoing, the prohibition against the disclosure of information as provided in this Section shall not apply to information, the disclosure of which is required in connection with the enforcement of a Party’s rights under this Agreement, pursuant to judicial order, or pursuant to applicable law; provided that, if disclosure is so ordered or required, the disclosing Party will use its best efforts to timely advise the other Party hereto prior to any disclosure and afford such other Party an opportunity to seek a protective order or other appropriate relief. Subject to any order or other directive quashing, staying, or otherwise granting relief from the required disclosure, the disclosing Party may disclose the required information after taking reasonable steps to preserve the confidentiality of such information, including restricting access to the information under a protective order for confidential information then in effect in the proceeding, or, absent such protective order, taking reasonable steps to obtain such a protective order.

5.2 Sony hereby authorizes NeoMagic to issue reasonable public press releases concerning this Agreement, subject to the prior written approval of Sony.

[***]	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission

6.	AUTHORITY TO EXECUTE AND PERFORM.

6.1 By NeoMagic. NeoMagic and NeoMagic Israel represent and warrant to Sony that, as of the Effective Date: (i) NeoMagic and its Affiliates own the entire right, title and interest in and to the Licensed Patents owned by NeoMagic or its Affiliates and the inventions disclosed and claimed therein; (ii) NeoMagic and its Affiliates have not entered into and shall not enter into any agreements that would prevent NeoMagic or its Affiliates from granting to Sony the rights, licenses, and privileges granted to Sony and its Affiliates under this Agreement; (iii) NeoMagic Corporation is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware; (iv) NeoMagic Israel is a corporation duly formed, validly existing and in good standing under the laws of the State of Israel; and (v) NeoMagic and NeoMagic Israel have all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and that they have full power and authority to enter into this Agreement and to consummate the transactions contemplated herein.

6.2 By Sony. Sony represents and warrants to NeoMagic that, as of the Effective Date: (i) Sony Corporation is a corporation duly incorporated, validly existing and in good standing under the laws of Japan; and (ii) Sony has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and that it has full power and authority to enter into this Agreement and to consummate the transactions contemplated herein.

7.	DISCLAIMERS AND LIMITATION OF LIABILITY

7.1 EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE WHATSOEVER EITHER, REGARDING THE VALIDITY OF ITS LICENSED PATENTS OR THE COMMERCIAL VIABILITY OF PRODUCTS OR METHODS DISCLOSED OR CLAIMED THEREIN, OR OTHERWISE, AND EACH PARTY HEREBY DISCLAIMS ANY AND ALL OTHER WARRANTIES WITH RESPECT THERETO, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR USE OR PURPOSE.

7.2 EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY AND ITS EMPLOYEES, DIRECTORS, OFFICERS, SUBSIDIARIES, DITRIBUTORS, SUPPLIERS NOR AGENTS BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, OR EXEMPLARY DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS, LOSS OF DATA AND INTERRUPTION OF BUSINESS, IN ANY WAY ARISING OUT OF OR RELATING THIS AGREEMENT, EVEN IN THE EVENT SUCH PARTY HAS BEEN ADVISED AS TO THE POSSIBILITY OF SUCH DAMAGES.

8.	GENERAL PROVISIONS.

8.1 Notices. All notices required or permitted under this Agreement will be in writing, will reference this Agreement and will be deemed given when: (i) delivered personally; (ii) when sent by electronic mail (e-mail) or facsimile, with confirmation of receipt and later original copy; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) two (2) days after deposit with a commercial overnight carrier, with written verification of receipt.

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All communications will be sent to the addresses set forth below or such other addresses as may be designated by a Party by giving written notice to the other Parties pursuant to this Section:

Notices to Sony:

Sony Corporation

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Notices to NeoMagic and/or NeoMagic Israel:

NeoMagic Corporation

3250 Jay Street

Santa Clara, California 95054, U.S.A.

Attn: Mr. Scott Sullinger, Chief Financial Officer

With a Copy to:

NeoMagic Corporation

3250 Jay Street

Santa Clara, California 95054, U.S.A.

Attn: Mr. Douglas Young, President and Chief Executive Officer

8.2 Non-Waiver. The failure of a Party at any time to require performance by the other party of any provision hereof shall not affect in any way the full right to require such performance at any time thereafter, nor shall the waiver by either Party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

8.3 Severability. If any term of this Agreement is held invalid or unenforceable for any reason, the remainder of the provisions shall continue in full force and effect, and the Parties shall substitute a valid provision with the same intent and economic effect.

8.4 Applicable Law/Venue. The validity, interpretation, and performance of this Agreement shall be controlled by and construed under the laws of the State of Delaware, U.S.A. All disputes hereunder shall be resolved in the state or federal courts of Delaware.

8.5 Attorney’s Fees. If any dispute arises between the Parties with respect to the matters covered by this Agreement that leads to a proceeding to resolve such dispute, the non-prevailing party in such proceeding, if any, shall pay the attorney’s fees, expert witness fees and out-of-pocket costs incurred by the prevailing Party in connection with such proceedings.

8.6 Entire Agreement. Upon execution by both Parties, this Agreement shall constitute the entire agreement between the Parties with respect to the subject matter hereof and merges all prior and contemporaneous communications, agreements, and understandings. It shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of Sony and NeoMagic by their respective duly authorized representatives.

8.7 Assignment. Neither this Agreement nor any of the rights and other benefits established by it shall be directly or indirectly assigned, transferred, divided or shared by any Party or its Affiliates to or with any person, association, corporation or other legal entity whatsoever, without a prior written consent of the other Parties, except that this Agreement may be transferred as a whole without consent to successors by merger of, or to purchasers of, all or substantially all of the business or assets,

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and associated goodwill, of such Party; provided that the party to whom the Agreement is transferred shall agree in writing to be bound by the terms and conditions of this Agreement. Subject to the foregoing, this Agreement shall inure to the benefit of and bind the successors and assigns of the Parties. [***] In the event that any or all of the Licensed Patents and/or this Agreement is, or are, assigned to a third party by NeoMagic or its Affiliates, such assignment shall not operate to terminate, impair or in any way reduce any rights granted hereunder, which Sony and its Affiliates would have had but for such assignment. All transfers in violation of the foregoing shall be void.

8.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but which collectively will constitute one and the same instrument.

8.9 Headings and References. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.10 Construction. This Agreement has been negotiated by the Parties and their respective counsel. This Agreement will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly designated and authorized representatives.

Sony Corporation		NeoMagic Corporation

By:		By:
	Authorized Signatory		Authorized Signatory

Printed		Printed
Name:	Yoshihide Nakamura	Name:	Mr. Douglas Young
Title:	SVP, Corporate Executive	Title:	President and Chief Executive Officer

NeoMagic Israel, Ltd.

By:
Authorized Signatory

Printed
Name:

Title:

[***]	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission

Exhibit A

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[***]	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission